UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On April 3, 2023, Predictive Oncology Inc. (the “Company”) and Baker Tilly US, LLP (“Baker Tilly”) agreed that Baker Tilly, who was previously engaged as the Company’s independent registered public accounting firm, would be dismissed as the independent registered public accounting firm of the Company in connection with auditing the Company’s consolidated financial statements commencing for the year ending December 31, 2023. The decision to dismiss Baker Tilly was approved by the Company’s Audit Committee.

The reports of Baker Tilly on the Company’s audited consolidated financial statements for the years ended December 31, 2022 and 2021 (the “Baker Tilly Reports”) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two years ended December 31, 2022 and 2021, and during the subsequent interim period preceding Baker Tilly’s dismissal (the “Relevant Period”), there were no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Baker Tilly would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its audit reports.

During the Relevant Period, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K except as set forth below.

As disclosed in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2022 and 2021, the Company’s management identified the following material weakness in internal control over financial reporting:

• Management has determined that we have not maintained adequate accounting resources with a sufficient understanding of U.S. GAAP to allow us to properly identify and account for complex technical accounting transactions. Management has determined that this represents a material weakness in our internal control over financial reporting. Notwithstanding the material weakness in our internal control over financial reporting, we have concluded that the consolidated financial statements and other financial information included in our annual and quarterly filings fairly present in all material respects our financial condition, results of operations and cash flows as of, and for, the periods presented.

This material weakness was discussed by the Company’s management and the Audit Committee with Baker Tilly.

The Audit Committee has authorized Baker Tilly to respond fully to the inquiries of the Company’s new independent registered public accounting firm, concerning this material weakness.

The Company provided Baker Tilly with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Baker Tilly furnish the Company with a letter addressed to the SEC stating whether or not Baker Tilly agrees with the above statements. A copy of the letter from Baker Tilly dated April 4, 2023 is filed with this Current Report on Form 8-K as Exhibit 16.1.

Engagement of New Independent Registered Public Accounting Firm

On April 3, 2023, the Company’s Audit Committee and the Board of Directors approved the engagement of BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements commencing for the year ending December 31, 2023.

During the two most recent years ended December 31, 2022 and December 31, 2021 and during the subsequent interim period from January 1, 2023 through April 3, 2023, neither the Company, nor anyone acting on its behalf, consulted with BDO on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Baker Tilly US, LLP to the Securities and Exchange Commission, dated April 4, 2023 regarding statements included in this Current Report on Form 8-K
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: April 5, 2023